Exhibit 99.1

CB&I Reports Second Quarter 2011 Results

Earnings up 30% over Q2 2010

THE WOODLANDS, Texas--(BUSINESS WIRE)--July 21, 2011--CB&I (NYSE: CBI) today reported net income of $61.9 million, or $0.62 per diluted share, for the second quarter of 2011. Revenue for the quarter was $1.1 billion.

New awards for the second quarter totaled $1.2 billion, including a gas processing plant in the northeastern U.S., an engineering contract for an offshore platform in the North Sea, and storage tank projects in the Canadian oil sands and the Bahamas. Backlog as of June 30 was $7.3 billion.

Last week, CB&I announced a $2.3 billion contract for the mechanical, electrical and instrumentation work on the Gorgon LNG project in Western Australia, and today, the company announced a $500 million contract for two LNG storage tanks on another Australian LNG project. These awards are not reflected in second quarter results and will be included in the third quarter earnings report.

“We are very pleased with the magnitude of new awards we have announced so far this year,” said Philip K. Asherman, President and CEO. “This reflects both the growing momentum in our end markets and ongoing client confidence in our capabilities. Additionally, our operational execution and financial performance have been very strong, providing us with greater visibility into the full year. As a result we are adjusting our 2011 full-year guidance.”

CB&I’s guidance for 2011 is:

New Awards:	$6.8 - $7.2 billion
Revenue:	$4.3 - $4.7 billion
Earnings per Share:	$2.35 - $2.45

During the first half of 2011, the Company returned $99.3 million to shareholders, which included $89.4 million of stock repurchases and $9.9 million through the quarterly cash dividends. Cash and cash equivalents as of June 30, 2011 were $375.9 million.

Earnings Conference Call

CB&I will host a webcast on July 21 at 4:00 p.m. CDT (5:00 p.m. EDT) to discuss financial and operating results, and answer questions from investors. The webcast is available at www.CBI.com Investor Relations/Company Highlights.

About CB&I

CB&I (NYSE:CBI) engineers and constructs some of the world’s largest energy infrastructure projects. With premier process technology, proven EPC expertise, and unrivaled storage tank experience, CB&I executes projects from concept to completion. Safely. Reliably. Globally. For more information, visit www.CBI.com.

Forward-Looking Statement

This release contains forward-looking statements regarding CB&I and represents our expectations and beliefs concerning future events. These forward-looking statements are intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties. When considering any statements that are predictive in nature, depend upon or refer to future events or conditions, or use or contain words, terms, phrases, or expressions such as “achieve,” “forecast,” “plan,” “propose,” “strategy,” “envision,” “hope,” “will,” “continue,” “potential,” “expect,” “believe,” “anticipate,” “project,” “estimate,” “predict,” “intend,” “should,” “could,” “may,” “might,” or similar forward-looking statements, we refer you to the cautionary statements concerning risk factors and “Forward-Looking Statements” described under “Risk Factors” in Item 1A of our Annual Report filed on Form 10-K filed with the SEC for the year ended December 31, 2010, and any updates to those risk factors or “Forward-Looking Statements” included in our subsequent Quarterly Reports on Form 10-Q filed with the SEC, which cautionary statements are incorporated herein by reference.

CHICAGO BRIDGE & IRON COMPANY N.V.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months		Six Months
	Ended June 30,		Ended June 30,
	2011	2010	2011	2010

Revenue	$1,085,705	$916,044	$2,039,976	$1,785,368

Cost of revenue	945,612	795,742	1,763,167	1,542,785

Gross profit	140,093	120,302	276,809	242,583
% of Revenue	12.9%	13.1%	13.6%	13.6%
Selling and administrative expenses	48,475	46,342	106,140	97,590
% of Revenue	4.5%	5.1%	5.2%	5.5%
Intangibles amortization	6,372	5,812	12,664	11,760
Other operating expense (income), net	54	779	(844)	852
Equity earnings	(3,204)	(3,533)	(4,550)	(7,042)

Income from operations	88,396	70,902	163,399	139,423
% of Revenue	8.1%	7.7%	8.0%	7.8%
Interest expense	(3,538)	(3,079)	(6,595)	(6,799)
Interest income	1,743	1,055	3,115	2,291

Income before taxes	86,601	68,878	159,919	134,915

Income tax expense	(24,898)	(19,994)	(46,652)	(41,126)

Net income	61,703	48,884	113,267	93,789

Less: Net loss (income) attributable to noncontrolling interests	191	(1,557)	(867)	(4,271)

Net income attributable to CB&I	$61,894	$47,327	$112,400	$89,518

Net income attributable to CB&I per share:
Basic	$0.63	$0.48	$1.14	$0.91
Diluted	$0.62	$0.47	$1.12	$0.89

Weighted average shares outstanding:
Basic	98,449	98,951	98,494	98,840
Diluted	100,163	100,641	100,503	100,796

Cash dividends on shares:
Amount	$4,930	$-	$9,920	$-
Per Share	$0.05	$-	$0.10	$-

CHICAGO BRIDGE & IRON COMPANY N.V.
SEGMENT INFORMATION
(in thousands)

	Three Months Ended June 30,				Six Months Ended June 30,
	2011		2010		2011		2010

		% of		% of		% of		% of
NEW AWARDS*		Total		Total		Total		Total
CB&I Steel Plate Structures	$370,541	31%	$286,651	31%	$662,085	30%	$474,081	32%
CB&I Lummus	767,388	63%	546,027	60%	1,354,091	61%	819,737	56%
Lummus Technology	77,660	6%	83,117	9%	210,976	9%	182,217	12%
Total	$1,215,589		$915,795		$2,227,152		$1,476,035

		% of		% of		% of		% of
REVENUE		Total		Total		Total		Total
CB&I Steel Plate Structures	$456,357	42%	$360,261	39%	$825,065	41%	$695,169	39%
CB&I Lummus	541,647	50%	505,847	55%	1,006,217	49%	971,949	54%
Lummus Technology	87,701	8%	49,936	6%	208,694	10%	118,250	7%
Total	$1,085,705		$916,044		$2,039,976		$1,785,368

		% of		% of		% of		% of
INCOME FROM OPERATIONS		Revenue		Revenue		Revenue		Revenue
CB&I Steel Plate Structures	$47,489	10.4%	$32,545	9.0%	$84,413	10.2%	$64,638	9.3%
CB&I Lummus	24,476	4.5%	25,264	5.0%	39,491	3.9%	44,552	4.6%
Lummus Technology	16,431	18.7%	13,093	26.2%	39,495	18.9%	30,233	25.6%
Total	$88,396	8.1%	$70,902	7.7%	$163,399	8.0%	$139,423	7.8%

* New awards represents the value of new project commitments received by the Company during a given period.

CHICAGO BRIDGE & IRON COMPANY N.V.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	June 30,	December 31,
	2011	2010
ASSETS

Current assets	$1,389,572	$1,206,648
Equity investments	95,547	92,400
Property and equipment, net	277,953	290,206
Goodwill and other intangibles, net	1,163,950	1,154,256
Other non-current assets	151,984	166,024

Total assets	$3,079,006	$2,909,534

LIABILITIES AND SHAREHOLDERS' EQUITY

Notes payable	$574	$334
Current maturity of long-term debt	40,000	40,000
Other current liabilities	1,497,180	1,400,299
Long-term debt	40,000	40,000
Other non-current liabilities	335,468	345,056

Shareholders' equity	1,165,784	1,083,845

Total liabilities and shareholders' equity	$3,079,006	$2,909,534

CHICAGO BRIDGE & IRON COMPANY N.V.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS AND OTHER FINANCIAL DATA
(in thousands)

	Six Months
	Ended June 30,
	2011	2010
CASH FLOWS

Cash flows from operating activities	$(34,443)	$40,823
Cash flows from investing activities	(13,262)	(5,723)
Cash flows from financing activities	(83,737)	(40,362)
Effect of exchange rate changes on cash	25,582	(20,282)

Decrease in cash and cash equivalents	(105,860)	(25,544)
Cash and cash equivalents, beginning of the year	481,738	326,000
Cash and cash equivalents, end of the period	$375,878	$300,456

OTHER FINANCIAL DATA

(Increase) decrease in receivables, net	$(216,547)	$79,194
Change in contracts in progress, net	(19,596)	(56,664)
Increase (decrease) in accounts payable	87,101	(104,594)
Change in contract capital	$(149,042)	$(82,064)

Depreciation and amortization	$34,545	$38,323
Capital expenditures	$15,763	$9,250

Backlog *	$7,257,390	$6,777,751

* Backlog includes the value of new award commitments until work is performed and revenue is recognized or until cancellation. Backlog may also fluctuate with currency movements.

CONTACT:
CB&I
Media: Jan Sieving, +1 832 513 1111
or
Investors: Christi Thoms, +1 832 513 1200